Exhibit 99.1

NGL Energy Partners LP Announces Closings of Retail Propane Sale and Sawtooth Joint Venture and Provides Update on Debt Reduction

TULSA, Okla.--(BUSINESS WIRE)--NGL Energy Partners LP (NYSE:NGL) (“Partnership”) today announced that it has closed the previously announced transaction to sell a portion of its Retail Propane business to DCC LPG for $200 million in cash, adjusted for working capital. NGL announced this transaction in November 2017, closed the transaction on March 30, 2018 and retained all profits from this business through March 31, 2018.

Additionally, the Partnership also closed the Sawtooth natural gas liquids and refined products joint venture with Magnum Liquids, LLC, a portfolio company of Haddington Ventures LLC, along with Magnum Development, LLC and other Haddington-sponsored investment entities (collectively “Magnum”) on March 30, 2018. Magnum acquired an approximately 28.5% interest in Sawtooth from NGL, in exchange for consideration consisting of a cash payment of approximately $37.6 million (excluding working capital) and the contribution of certain refined products rights and adjacent leasehold. Magnum will have options to acquire NGL’s remaining interest within the next three years for an additional $182.4 million.

NGL has utilized the $237.6 million in proceeds from these transactions to reduce indebtedness, including the repurchase of approximately $71.4 million in principal amount of its senior unsecured notes at various prices in the open market during the quarter ended March 31, 2018. The weighted average price paid in these open market transactions was approximately 99.7% of par value. The remaining proceeds were used to repay borrowings under the Partnership’s revolving credit facility.

The following table summarizes the Partnership’s outstanding debt balances as of March 31, 2018 for the revolving credit facility and the senior unsecured notes:

	Face Amount	Prepayments / Repurchases	As Adjusted
	(in thousands)
Revolving credit facility:
Expansion capital borrowings	$125,000	$(125,000)	—
Working capital borrowings	$1,014,500	$(45,000)	$969,500
Senior Unsecured Notes:
5.125% Notes due 2019	$360,781	$(7,357)	$353,424
6.875% Notes due 2021	$367,048	—	$367,048
7.500% Notes due 2023	$656,589	$(40,642)	$615,947
6.125% Notes due 2025	$412,507	$(23,372)	$389,135

Forward-Looking Statements

Certain matters contained in this Press Release include "forward-looking statements." All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with five primary businesses: water solutions, crude oil logistics, NGL logistics, refined products/renewables and retail propane. For further information, visit the Partnership's website at www.nglenergypartners.com.

SOURCE: NGL Energy Partners LP
NGL Energy Partners LP

Contact:
Trey Karlovich 918-481-1119
Executive Vice President and Chief Financial Officer
trey.karlovich@nglep.com

or

Linda Bridges 918-481-1119
Senior Vice President - Finance and Treasurer
linda.bridges@nglep.com